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                                                                 EXHIBIT 10.4(1)

                              SEPARATION AGREEMENT


         This SEPARATION AGREEMENT (the "Agreement") is entered into as of the 30th day of June, 1998, by and between A. H. BELO CORPORATION, a Delaware corporation (the "Company"), and MICHAEL D. PERRY ("MDP").


                              W I T N E S S E T H:

         WHEREAS, MDP desires to separate from employment by the Company; and

         WHEREAS, MDP's intimate knowledge of the business and affairs of the Company is of material value to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

         Section 1. Resignation of MDP. On June 30, 1998 ("Resignation Date"), MDP shall resign as the Company's Senior Corporate Vice President/Chief Financial Officer and from all other positions held by him in the Company and its subsidiaries and affiliates.

         Section 2. Events Upon Resignation. MDP's resignation shall result in the receipt of additional compensation (to which he would not otherwise be entitled) and the treatment of his Company benefits as follows:

         (a) Bonus. MDP shall be eligible for any pro rata 1998 year-end bonus as determined pursuant to the Company's 1995 Executive Compensation Plan ("ECP").

         (b) Restricted Shares. As part of his compensation arrangements with the Company, MDP received 8,612 shares of Common Stock of the Company as restricted
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shares. As of the date of this Agreement, these restricted shares are subject to performance-oriented or time-lapse restrictions and risks of forfeiture provided for in the agreement pursuant to which such shares were awarded. The Compensation Committee of the Board of Directors of the Company (the "Committee") has taken all action necessary, subject to the terms of this Agreement, to cause the performance-oriented or time-lapse restrictions and risks of forfeiture to lapse upon the date of this Agreement with respect to all of such restricted shares.

         (c) Stock Options. As of the date of this Agreement, MDP has (i) 121,000 outstanding and exercisable stock options, and (ii) 149,600 outstanding and unvested stock options. The Committee has taken all action necessary to authorize the acceleration and vesting of all of the unvested stock options except for 62,858 options granted on December 18, 1996. After the Resignation Date, the 62,858 unvested options shall terminate. With respect to those stock options vested and exercisable as of the Resignation Date, the stock options granted from 1992 through 1994 shall terminate on June 30, 1999, and the stock options granted from 1995 through 1997 shall terminate on June 30, 2000.

         (d) G. B. Dealey Pension Plan. MDP shall participate in the G. B. Dealey Retirement Pension Plan as an employee of the Company through the Resignation Date but not thereafter except as provided under the terms of such Plan.

         (e) Employee Savings and Investment Plan ("401(k) Plan"). MDP shall participate in the 401(k) Plan as an employee of the Company through the Resignation Date but not thereafter except as provided under the terms of such Plan.




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         (f) Management Security Plan. MDP shall be entitled to whatever benefits shall accrue to him from time to time by virtue of his participation in the Management Security Plan through the Resignation Date.

         (g) Supplemental Executive Retirement Plan (SERP). MDP shall receive the $174,275 balance in his SERP account on August 1, 1998.

         (h) Medical/Dental Coverage. On the Resignation Date, MDP (as an employee) and his dependents cease to be covered under the Company's medical and dental and other employee benefit plans. Commencing July 1, 1998, MDP and his dependents will be eligible for, and the Company shall pay the cost of, continuation coverage under the Company's group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). At the conclusion of the eighteen month COBRA continuation period applicable to MDP, if he is then living and is not covered by another employer-sponsored group health plan, the Company shall make a lump sum payment to MDP in an amount equal to $5,000 on the date that the COBRA continuation period ends. All obligations of the Company under this Section 2(i) shall terminate if MDP becomes covered by another employer-sponsored group health plan.

         (i) Life Insurance. MDP's Company-sponsored life insurance shall terminate as of June 30, 1998.

         (j) Computer and Related Equipment. MDP shall be entitled to retain the computer, installed software, and related electronic equipment previously provided him by the Company.

         (k) Outplacement Service. MDP shall be entitled to Company-paid executive-level outplacement services at a company of his choice.





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         (l) Accrued Vacation. MDP shall receive a cash payment for his four weeks of accrued but unused vacation.

         Section 3. Periodic Separation Payments. For the period from July 1, 1998 through December 31, 2000 (the "Separation Period"), MDP shall receive from the Company monthly payments, payable on the fifteenth of each month, as follows: (1) for the first six months, he shall receive $29,850 per month; (2) beginning with the January 1999 payment, he shall receive $14,925 per month through December 2000. During the Separation Period, it is understood and agreed that MDP shall have no continuing relationship with the Company, as employee, consultant, agent or contractor, with the Company other than MDP's recipient rights to the payments and other benefits provided for herein.

         Section 4. Post-Closing Covenants. In consideration of the promises and payments made or to be made by the Company pursuant to the Agreement, and in order to aid in the protection of the confidential and proprietary information and goodwill of the Company, MDP agrees as follows:

               A. Confidentiality. MDP agrees that he shall not, during the term of any part of this Agreement or at any time thereafter, use or disclose to any third party other than as required by court order or law or as necessary for the proper performance of his duties hereunder, any of the trade secrets, confidential dealings or other confidential or proprietary information concerning the business, finances, transactions or affairs of the Company, including its subsidiaries and affiliates. MDP hereby certifies that he has returned or will promptly return all files, records or information of any sort with respect





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 to such trade secrets, confidential dealings or other confidential or proprietary information concerning the Company, including its subsidiaries and affiliates.

               B. No Solicitation. MDP agrees that prior to December 31, 2000, he shall not, directly or indirectly for his own account or for the benefit of any other party (i) solicit, induce, entice any employee or contractor of the Company or its subsidiaries or affiliates to terminate his/her employment or contract with the Company or such subsidiary or affiliate or (ii) solicit, induce, entice any customer of the Company or its subsidiaries or affiliates to establish a business relationship with a competitor of the Company or any of its subsidiaries or affiliates.

               C. Acknowledgment. MDP acknowledges that, in his employment with the Company, he acquired confidential and proprietary information of a highly sensitive nature, and that the protection of this information is critical to the Company. MDP further acknowledges that the covenants contained in this Section 4 will not unreasonably limit his ability to earn a living.

         Section 5. Non-Exclusive Remedies. MDP recognizes and acknowledges that the Company would suffer irreparable harm and substantial loss if MDP violated any of the terms and provisions of Sections 4. Accordingly and because of the fact that the actual damages which might be sustained by the Company as a result of any breach of the foregoing Sections 4 would be difficult, if not impossible, to ascertain, MDP agrees, at the election of the Company and in addition to, and not in lieu of, the Company's right to seek all other remedies and damages which the Company may have at law or in equity for such breach, that the Company shall be entitled to injunctive relief restraining MDP from violating such terms and provisions of this Agreement. It is the express intention of the






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parties to this Agreement to comply with all laws which may be applicable to this Agreement. Should any restriction contained in Section 4 hereof be found to exceed in duration or scope the restriction permitted by law, it is expressly agreed that this Agreement may be reformed or modified by the final judgment of a court of competent jurisdiction to reflect a lawful duration or scope.

         Additionally, in the event that MDP breaches any of the terms and provisions contained in this Agreement, including Sections 4, the Company shall have the right to cease making any further payments or providing any other benefits or consideration pursuant to Sections 2 and 3.

         Section 6. Publicity/Press Release. The Company and MDP have agreed on the wording of the proposed press release attached to this Agreement (the "Press Release"). The Company and MDP mutually agree that each shall refrain from making any public statement that is materially inconsistent with the Press Release or from making any negative or derogatory remarks about the other party.

         Section 7.  Release.

         (a) MDP, in consideration of the payments to be made by the Company hereunder and the provision of the other benefits herein, hereby irrevocably and unconditionally releases and forever discharges the Company, its subsidiaries and affiliates and its and their past and present officers, trustees, directors, agents, employees, representatives, successors and assigns, and the Company, in consideration of the premises and promises made by MDP, hereby irrevocably and unconditionally releases and forever discharges MDP and his heirs, agents, personal representatives, estate,




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successors and assigns from any and all suits, actions, charges, causes of action, rights, damages, debts, demands, claims or liabilities of any kind whatsoever, known or unknown (collectively referred to herein as "Claims"), which a released party has or may have against another released party, for any alleged acts, practices or events occurring prior to the date of this Agreement, or any alleged continuing effects of such acts, practices or events, or any other factors or conditions relating to or arising out of MDP's employment with the Company, as well as the separation of his employment with the Company; Claims arising under federal, state, or local laws prohibiting employment discrimination such as, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of l967 (for all Claims arising through the date you sign this Agreement), the Americans with Disabilities Act, the Equal Pay Act, the Texas Commission on Human Rights Act, and the Family and Medical Leave Act; Claims for breach of contract, excluding breach of this Agreement by the Company, quasi-contract, or wrongful or constructive discharge; Claims for personal injury, harm, or damages (whether intentional or unintentional), including but not limited to, libel, slander, assault, battery, invasion of privacy, negligent or intentional infliction of emotional distress, or interference with business opportunity or with contracts; Claims arising out of any legal restrictions on the Company's right to terminate its employees; Claims arising under the Employee Retirement Income Security Act; or Claims for salary, vacation pay, sick pay, bonus, severance pay, future pay, compensation of any kind, retirement, health insurance, long-term disability, AD&D, life insurance, or any other employee benefit; provided, however, that no release or discharge is hereby made with respect to (i) the rights and obligations of the Company and MDP under this





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Agreement, or (ii) any Claims known or unknown arising out of or related to fraud, dishonesty, gross negligence or willful misconduct of MDP. MDP also specifically releases the released parties from any claims for attorneys' fees, costs and expenses incurred in connection with this Agreement or any matter herein released. As used herein, the term "released party" or "released parties" means the Company and its subsidiaries and affiliates and its and their past and present officers, trustees, directors, agents, employees, representatives, successors and assigns, jointly and severally, and MDP and his heirs, agents, personal representatives, estate, successors and assigns. On the Resignation Date, MDP and the Company shall each execute and deliver to the other a release substantially in the form attached hereto.

         (b) In order to comply with the Older Workers' Benefit Protection Act, it is necessary that the Company advise MDP that he should consult with an attorney prior to executing this Agreement and that the offer evidenced by this Agreement be extended for a period of twenty-one days during which MDP may consider whether to accept or reject the offer. As part of this Agreement, MDP is asked to specifically waive any and all rights and claims arising under the ADEA. By his execution below, MDP acknowledges that (i) he has carefully read this Agreement, understands its terms and their legal effect, and has had the opportunity to have it reviewed by an attorney; (ii) MDP or his attorney has made such investigation of the facts pertaining to this Agreement (including the release) as may be necessary; and (iii) MDP understands that he has the right within seven days after his signing this Agreement to revoke his execution of this Agreement to the extent, and only to the extent, that this Agreement waives or releases any and all





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rights and claims under the ADEA. If MDP so revokes his
execution of this Agreement, the Agreement shall nevertheless remain in effect for all other purposes.

         (c) Notwithstanding Sections 7(a) and (b) above, MDP shall be entitled to the same rights to and benefits of indemnification and directors and officers insurance coverage as and to the extent provided current directors and officers, and this Agreement shall not release or discharge any of such rights or benefits.

         Section 8. Arbitration Agreement. The parties hereto do not intend any provision of this Agreement to modify their existing April 27, 1994 Arbitration Agreement.

         Section 9. Miscellaneous. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas applicable to agreements made and to be performed entirely within such state. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Other than for existing agreements with Rebecca Perry relating to portions of the benefits described above, MDP shall not encumber or dispose of the right to receive any payment or benefit under this Agreement, such rights hereunder being expressly agreed to be non-assignable and non-transferable, and in the event of any attempted assignments or transfer, the Company shall have no further liability hereunder. No waiver, alteration or modification of any of the provisions of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.





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         Section 11. Taxes/Securities. MDP acknowledges and agrees that the
Company is obligated to, and will, deduct and withhold from certain amounts payable by the Company to MDP pursuant to this Agreement for taxes and other amounts required by law on account of the compensation and other benefits described in this Agreement. MDP also acknowledges that he will comply with all provisions of the federal securities laws, to the extent still applicable, in trading of the Company's securities referenced herein.

         Section 12. Further Assurances. From time to time after the execution of this Agreement, each of the Company and MDP will execute and deliver such other documents and take such other actions as the other party to this Agreement reasonably may request in order to effect the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                    A. H. BELO CORPORATION



                                    By: /s/ ROBERT W. DECHERD
                                       -----------------------------------
                                         Chairman of the Board,
                                         President and Chief
                                         Executive Officer



                                       /s/ MICHAEL D. PERRY
                                      -----------------------------------
                                         MICHAEL D. PERRY






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